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                                                                   EXHIBIT 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP
                            INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 28, 2002 relating to the consolidated financial statements, which appears in the 2001 Annual Report to Shareholders of Kraft Foods Inc., which is incorporated by reference in Kraft Foods Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 28, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
April 18, 2002